Exhibit 5.1

May 16, 2011

Enbridge Energy Partners, L.P.

1100 Louisiana Street, Suite 3300

Houston, Texas 77002

Re:        Enbridge Energy Partners, L.P.

Ladies and Gentlemen:

We have acted as counsel to Enbridge Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), to which this opinion is an exhibit, filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) registering the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act of Class A common units representing limited partner interests in the Partnership (the “Units”). We also have participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement. The Units will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

In rendering the opinions set forth below, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Limited Partnership of the Partnership, as amended; (ii) the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended and (iii) such certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed. As to various questions of fact material to this opinion, we have relied upon statements and certificates of officers and representatives of the Partnership and on certificates and other communications of public officials. In addition, we reviewed such questions of law, as we considered appropriate.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (v) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Units offered thereby; (vi) all Units will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; and (vii) a definitive purchase, underwriting, distribution or

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similar agreement with respect to any Units offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that when (i) the Partnership has taken all necessary action to approve the issuance of the Units, the terms of the offering and related matters and (ii) the Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting, distribution or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, then the Units will be validly issued, fully paid and nonassessable.

We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the laws of the State of Texas, the Revised Uniform Limited Partnership Act of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P.

Fulbright & Jaworski L.L.P.